Exhibit 10.48

                               SECOND AMENDMENT TO
                             BUSINESS LOAN AGREEMENT

      This Second Amendment ("Amendment") is made as of the 25th day of February, 2003, by and among FIRST AMERICAN BANK ("Bank") and GREENMAN TECHNOLOGIES OF IOWA, INC. ("Borrower") and GREENMAN TECHNOLOGIES, INC. ("Guarantor") pursuant to the Business Loan Agreement dated April 4, 2002 by and among the parties ("Agreement"). Defined terms used herein and not otherwise defined herein shall have the meaning as set forth in the Agreement or the First Amendment.

                                    RECITALS:

      WHEREAS, the Bank, Borrower and Guarantor previously executed the Agreement dated April 4, 2002 for the purpose of the Borrower to acquire the assets of the Des Moines, Iowa tire shredding operations of Utah Tire Recyclers, Inc.;

      WHEREAS, the Bank, Borrower and Guarantor previously executed a First Amendment to the Agreement dated October 9, 2002 ("First Amendment") for the purpose of the Borrower to facilitate the acquisition of equipment, including installation expenses for its new tire shredding line; and

      WHEREAS, the Borrower desires to combine the outstanding and unpaid balance of the $1,185,000 Term Note with the outstanding and unpaid balance of the Draw Note to create a $1,760,857 Term Note with a fully amortized term of five years; and

      WHEREAS, Bank is willing to combine the outstanding and unpaid balance of the Draw Note and the outstanding and unpaid balance of the $1,185,000 Term Note together to create a $1,760,857 Term Note to Borrower subject to the terms and conditions hereinafter set forth; and

      WHEREAS, Borrower desires to increase the Revolving Line of Credit for the purpose of providing Borrower with short-term working capital to fund account receivables and inventory of finished goods, and pay operating expenses; and

      WHEREAS, Bank is willing to increase the Revolving Line of Credit for the purpose of providing Borrower with short-term working capital to fund account receivables and inventory of finished goods, and any operating expenses subject to the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

I.    Loan

      A.    $1,760,857 Term Loan.

            Subject to the terms and conditions of this Amendment, the Bank agrees to lend to the Borrower a Term Loan in the amount of One Million Seven Hundred Sixty Thousand Eight Hundred Fifty-seven Dollars ($1,760,857) (the "$1,760,857 Term Loan"), under which Borrower may borrow a term loan from Bank to be made in a single drawing on the date hereof. The Borrower shall execute a promissory note (the "$1,760,857 Term Note") dated as of the date of this Amendment in the principal amount of $1,760,857 to be fully amortized on a monthly basis (principal and interest) over a five-year (60 month) period as set forth in the $1,760,857 Term Note. Absent error, Bank's determination as to the outstanding principal balance owed by Borrower thereunder shall be conclusive on all parties, whomsoever and Bank's documentation to support said outstanding principal balance will be sufficient to establish and sustain Borrower's obligations hereunder.

      B.    Revolving Line of Credit.

            Subject to the terms and conditions of this Amendment, the Bank agrees to increase the Maximum Revolving Credit amount of borrowing under the Revolving Line of Credit from Three Hundred Thousand Dollars ($300,000) to Five Hundred Thousand Dollars ($500,000) ("Maximum Revolving Credit") for the purpose of providing Borrower with short-term working capital to fund account receivables and inventory of finished goods, and pay operating expenses. Borrower may borrow, repay and re-borrow hereunder during the term of the Line of Credit Note so long as all provisions of this Amendment are met to Bank's satisfaction and the total unpaid principal balance which may be outstanding at any one time does not exceed the Maximum Revolving Credit. The Borrower agrees to immediately repay any borrowings in excess of the Maximum Revolving Credit. Borrower shall execute a promissory note ("Line of Credit Note") dated as of the date of this Amendment in the amount of $500,000. Interest and principal payments shall be payable on the dates and in the manner set forth in the Line of Credit Note. The entire outstanding balance of the Revolving Line of Credit shall be due one year (12 months) from closing ("Maturity") with interest only monthly payments until Maturity. Absent error, Bank's determination as to the outstanding principal balance owed by Borrower hereunder shall be conclusive on all parties whomsoever and Bank's documentation to support said outstanding principal balance will be sufficient to establish and sustain Borrower's obligation hereunder.

      C.    Closing Fees.


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

               None.

II.   Definitions.

      Subordinated Debt" shall mean the promissory note executed between Borrower and Utah Tire Recyclers, Inc. dated April 1, 2002 and all amounts due from Borrower to Guarantor (excluding the amounts due by Borrower to Greenman Technologies of Wisconsin, Inc. and Greenman Technologies of Minnesota, Inc.). The Subordinated Debt and Tangible Net Worth of Borrower was $725,530 at September 30, 2002.

      "Tangible Net Worth" shall mean that number calculated by subtracting from the sum of the Borrower's stockholders' equity, all sums relating to goodwill, patents, copyrights, trademarks, licenses, franchises, advances or loans by the Borrower to any Affiliate, director or shareholder, all intercompany transactions between Borrower and any Affiliate, or any other asset normally considered an intangible asset under Generally Accepted Accounting Principles (GAAP).

      "Borrowing Base Formula" shall mean seventy-five percent (75%) of the eligible accounts receivable balance plus sixty percent (60%) of the finished goods inventory of packaged crumb rubber. Eligible account receivables shall exclude any receivables not paid within ninety (90) days of invoice and any Affiliate, contra (offset) or employee account receivables.

III.  Affirmative Covenants

      From the date of this Amendment and thereafter until all Indebtedness of the Borrower to the Bank is paid in full, Borrower agrees it will and Guarantor shall cause Borrower to:

      A. Minimum Tangible Net Worth and Subordinated Debt. Maintain a minimum Tangible Net Worth and Subordinated Debt of at least $500,000.

      B. Payment on $1,760,857 Term Loan. Upon sale of the used tire shredding equipment to be replaced, as contemplated in the First Amendment, whether in a single or several transactions, Borrower shall immediately pay Bank the entire sale proceeds to be applied to the $1,760,857 Term Loan in accordance with its terms and conditions.

IV.   Events of Default


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

      A. Cross Default. Any event of default under the Agreement or the First Amendment shall constitute a default hereunder. Further, any event of default under this Amendment, $1,760,857 Term Loan, $1,760,857 Term Note, Line of Credit Note or Security Documents shall constitute a default under the Agreement and First Amendment.

V.    Miscellaneous

      A. Costs. Borrower shall be responsible for all "out-of-pocket" costs. "Out-of-pocket" costs shall include UCC-1 searches and filing fees. Out-of-pocket costs shall not exceed $250. In addition, Borrower shall be responsible for all reasonable attorney fees and costs incurred by Bank in the preparation and review of all loan documents.

      B. Notice. Any notice to Borrower or Guarantor shall be in writing and addressed as follows:

                   Mark T. Maust, President
                   GreenMan Technologies of Iowa, Inc.
                   12498 Wyoming Avenue South
                   Savage, Minnesota 55378

      C. Incorporation, Ratification. Except as modified by this Amendment, all terms of the Agreement and First Amendment are incorporated herein by this reference and remain the same. The Agreement and First Amendment are hereby in all respects ratified and affirmed and shall remain in full force and effect.

                                    IMPORTANT

READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN AMENDMENT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AMENDMENT ONLY BY ANOTHER WRITTEN AGREEMENT.


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

Borrower and Guarantor warrant that they have received a copy of this Amendment and further state that Borrower and Guarantor understand fully the terms and conditions described herein.

BANK:                                        BORROWER:

FIRST AMERICAN BANK
12333 University Avenue                      GREENMAN TECHNOLOGIES OF IOWA, INC.
P.O. Box 71156                               1914 East Euclid Avenue
Des Moines, IA 50325-0156                    Des Moines, IA 50313


By:                                          By:
    --------------------------------             -----------------------------
    Scott Geadelmann, Vice President             Mark T. Maust, President

                                             GUARANTOR:

                                             GREENMAN TECHNOLOGIES, INC.
                                             7 Kimball Lane, Building A
                                             Linnfield, MA 01940


                                             By:
                                                 -----------------------------
                                                 Mark T. Maust, Vice President


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